Exhibit 10.1

                      EMPLOYMENT AGREEMENT


          This EMPLOYMENT AGREEMENT (this "Agreement") made as of the 2nd day of June, 1996, by and between MONROC, INC., a Delaware corporation (the "Company"), having its principal place of business at 1730 Beck Street, Salt Lake City, Utah, and RONALD DAVIS, residing at 27701 Clear Creek Road, Keene, California 93531, (the "Executive").

          WHEREAS, the Executive wishes to be employed by the Company as President and Chief Executive Officer of the Company, and the Company wishes to employ the Executive in such capacity;

          NOW, THEREFORE, the Company and the Executive agree as follows:

          1. Employment. The Company agrees to employ the Executive and the Executive agrees to serve the Company upon the terms and conditions hereinafter set forth. The Executive shall commence full-time employment with the Company on or before July 1, 1996 ("Commencement Date").

          2. Term. The employment of the Executive by the Company pursuant to this Agreement will be for a period of three years from the date hereof.

          3. Duties. The Executive shall, subject to overall direction consistent with the legal authority of the Board of Directors of the Company (the "Board"), serve as, and have all power and authority inherent in the office of Chief Executive Officer of the Company during his employment and, as such, shall supervise, control and be responsible for the general management and operations of the Company and have such other executive powers and duties as may from time to time be prescribed by the Board. The Executive shall also serve as a member of the Board and its Executive Committee and Compensation Committee, if any, during his employment. While sitting on the Compensation Committee, if any, he may make any presentation concerning his own compensation but shall not otherwise participate in the consideration of his own compensation. The Executive shall devote his business time and efforts to the business of the Company.

          4.   Compensation and Other Provisions.

               (a) Base Salary. The Company shall pay to the Executive a base salary at the rate of $150,000.00 per annum from and after the Commencement Date, payable in substantially equal semi-monthly installments (such amount, as it may be increased from time to time, hereinafter referred to as the "Base Salary"). The Base Salary and the Executive's other compensation will be reviewed by the Board at least annually and may be increased or maintained as the Board may determine.

               (b)   Signing Bonus.  The Company shall pay to the
Executive a one-time signing bonus of $50,000, which shall be payable in full within 30 days after the Commencement Date.

               (c) Annual Incentive Bonus. Beginning with the calendar year ending December 31, 1997, the Company shall pay the Executive with respect to each calendar year during his employment an annual incentive bonus in such amount as the Board shall determine. The incentive bonus shall be paid no later than March 31 following the end of each calendar year.

               (d)   Participation in Benefit Plans.  The
Executive shall be eligible to participate in all employee benefit plans and arrangements now in effect or which may hereafter be established which are generally applicable to other senior executive officers of the Company or any of its subsidiaries or divisions, including without limitation, the Company's Employee Stock Ownership Plan ("ESOP"), all life, group insurance and medical care plans and all disability, retirement and other employee benefit plans of the Company, so long as any such plan or arrangement remains generally applicable to other senior executives of the Company or any of its divisions or subsidiaries. The Company shall purchase and, during the term of this Agreement, pay the premiums with respect to a one-million dollar term life insurance policy on the life of the Executive, which policy shall designate the Executive's wife as the beneficiary of the policy.

               (e) Vacation, Expenses, etc. The Executive shall be entitled to the same vacation benefits as are generally available to other senior executives of the Company. He shall be reimbursed for all reasonable expenses incurred by him in the discharge of his duties, including but not limited to expenses for entertainment and travel. The Executive shall account to the Company for all such expenses.

               (f) Other Benefits. The Executive shall be entitled to receive the following non-salary benefits including, an automobile, a country club membership, and such other benefits as the Board of Directors may from time to time determine. In the event any expenses provided under this subparagraph shall not be deductible to the Company under the Internal Revenue Code of 1986, as the same shall hereinafter be amended, then the Company shall pay to the Executive additional compensation equal to the expense thereof and the Executive shall pay such expenses directly. All such additional compensation to the Executive shall be subject to applicable withholding taxes.

               (g) Stock Options. The Company shall grant to the Executive stock options ("Options") to purchase an aggregate of 200,000 shares of Common Stock of the Company pursuant to the Company's 1996 Stock Option Plan (the "Plan"). The Options shall be granted as of the Commencement Date and shall expire on July 1, 2001; provided, however, the Options shall terminate eighty-nine (89) days after the Executive's employment has been terminated. On each anniversary of this Agreement twenty percent (20%) of the Options shall vest and become exercisable at the prices indicated below, so that all of the Options will become exercisable over a period of four years:

       July 1, 1996 - 40,000 shares at a price of $5.00 per share July 1, 1997 - 40,000 shares at a price of $5.75 per share July 1, 1998 - 40,000 shares at a price of $6.60 per share July 1, 1999 - 40,000 shares at a price of $7.60 per share July 1, 2000 - 40,000 shares at a price of $8.75 per share

Provided, however, in the event of a "change in control" of the Company, as defined in the Plan, all of the outstanding Options shall vest and become immediately exercisable, and the exercise price for the previously unvested Options shall be the exercise price of the most recently vested Options (for example, if the Company is sold during Year 2, the 120,000 unvested Options shall become immediately exercisable at an exercise price of $5.75 per share); further provided, however, if the Executive elects to have the Options qualify as incentive stock options under Section 422 of the Internal Revenue Code, the Company will make such changes in the terms and provisions of the Options, including the exercise prices thereof, as may be necessary in order for the Options to qualify as incentive stock options.

               (h) Moving and Housing Allowance. The Company shall pay the reasonable expenses incurred by Executive in moving his residence from Keene, California to Salt Lake City, Utah. In addition, for a period of up to ninety days (90) from and after the date of this Agreement, the Company will pay or reimburse the Executive for the payment of: (i) the weekly round-trip airfare incurred by the Executive in traveling between Salt Lake City, Utah and Bakersfield, California; and (ii) the sums expended by the Executive for renting a residence in Salt Lake City, Utah.

          5. Termination. The Executive's employment hereunder shall terminate as a result of any of the following events:

               (a) Optional Termination by Company. The Company may terminate the Executive's Employment at any time after the third anniversary of this Agreement by giving the Executive one-hundred eighty (180) days' prior written notice.

               (b)   Death.  The death of the Executive;

               (c) Disability. The Board may terminate the Executive's employment in the event the Executive shall have been unable to substantially perform his duties hereunder by reason of illness, accident or other physical or mental disability for a continuous period of at least six months or an aggregate of nine months during any continuous twelve month period;

               (d)   Cause.  The Board may terminate the
Executive's employment for "cause" at any time upon written notice to the Executive stating the facts constituting such "cause". For purposes of this section, the term "cause" shall mean:

                    (1) Conviction for commission of a felony by the Executive; or

                    (2)  Gross negligence or intentional or
willful misconduct by the Executive in the performance of his duties as determined in good faith by the Board.

               (e) Termination by Executive. The Executive may terminate his employment at any time after the third anniversary of this Agreement by giving the Company one-hundred eighty (180) days' prior written notice or such lesser notice as the Board shall approve.

          6.        Representations and Warranties.

               (a) The Executive represents and warrants to the Company that the Executive is under no contractual or other restriction or obligation which would prevent the performance of his duties hereunder, or interfere with the rights of the Company hereunder.

               (b) The Company represents and warrants to the Executive that (i) it has all requisite power and authority to execute, deliver and perform this Agreement; (ii) all necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of this Agreement; and (iii) this Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms.

          7. Survival. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive the Executive's termination of employment.

          8. Amendment. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be amended only by a written instrument duly executed by each party.

          9. Notice. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party as set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Notice to the estate of the Executive shall be sufficient if addressed to the Executive as provided in this Section. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for notice changing a party's address, which shall be deemed given at the time of receipt thereof.

          10. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

          11. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the Executive and his heirs and personal representatives and shall be binding upon and inure to the benefit of each of the Company, its successors and assigns.

          12. Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to rules governing conflicts of law.

          14. Invalidity. The invalidity or unenforceability of any term of this Agreement shall not invalidity, make unenforceable or otherwise effect any other term of this Agreement which shall remain in full force and effect.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

                              MONROC, INC., a
                              Delaware corporation


                              By  /s/ Robert L. Miller
                                 -----------------------------
                                 Robert L. Miller, Chairman of
                                 the Board of Directors


                              EXECUTIVE:


                                 /s/ Ronald Davis
                              --------------------------------
                                 Ronald Davis